Exhibit 4.1

CERTIFICATE OF INCORPORATION

OF

NEONATAL PRODUCTS, INC.

1.           The name of the corporation is:

NEONATAL PRODUCTS, INC.

2.           The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.           The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.           The total number of shares of stock which the corporation shall have authority to issue is Twenty Million (20,000,000) and the par value of each of such shares is One Mil ($.001) amounting in the aggregate to Twenty Thousand Dollars ($20,000.00).

5.           The board of directors is authorized to make, alter or repeal the by-laws of the corporation.  Election of directors need not be by written ballot.

6.           The name and mailing address of the incorporator is:

L. M. Custis
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of December, 1984.

/s/ L. M. Custis
L. M. Custis

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NEONATAL PRODUCTS, INC.

We, Myron L. Cohen, President, and Stanley D. Josephson, Secretary, of NEONATAL PRODUCTS, INC., a corporation duly organized and existing under the laws of the State of Delaware, do hereby certify:

FIRST:     That the Certificate of Incorporation of Neonatal Products, Inc. is hereby amended by deleting the first article thereof and inserting in lieu thereof:
“1.  The name of the corporation is:

CAS MEDICAL SYSTEMS, INC.”

SECOND:     That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, duly adopted a resolution proposing and declaring advisable that the Certificate of Incorporation of said corporation be so amended and called a special meeting of stockholders entitled to vote in respect thereof for the consideration of such amendment.

THIRD:     At a meeting of stockholders held on March 16, 1985, a majority of the outstanding stock entitled to vote thereon was voted in favor of the amendment.

FOURTH:     That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have hereunto set our hands this 21st day of March, 1985.

/s/ Myron L. Cohen
Myron L. Cohen, President

/s/ Stanley D. Josephson, Secretary
Stanley D. Josephson, Secretary

STATE OF CONNECTICUT)
  )  ss.           Branford                                           March 21, 1985
COUNTY OF NEW HAVEN)

Myron L. Cohen and Stanley D. Josephson, being first duly and severally sworn, each for himself, depose and say:  That they are respectively President and Secretary of CAS Medical Systems, Inc. and that the matters set forth in the foregoing certificate are, in all respects, true and correct of their own knowledge.

/s/ Myron L. Cohen
Myron L. Cohen

/s/ Stanley D. Josephson
Stanley D. Josephson

Subscribed and sworn to before me this 21st day of March, 1985.

/s/ Susan S. Maddem
Notary Public

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

CAS MEDICAL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, (the “Corporation”) DOES HEREBY CERTIFY:

FIRST:     That at a meeting of the Board of Directors of CAS Medical Systems, Inc. on August 11, 1986, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said Amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article 4 thereof in its entirety so that, as amended, said Article shall be and read as follows:

“The total number of shares of stock which the corporation shall have authority to issue is Twenty Million (20,000,000) and the par value of each of such shares if Four Mills ($.004).”

FURTHER RESOLVED, that the amendment shall become effective at the close of business on the date a certificate of this amendment is filed with the Secretary of State of Delaware in accordance with the General Corporation Law of the State of Delaware.  Upon the effectiveness of this amendment the 16,393,200 authorized and issued shares of Common Stock, par value $.001 per shares shall be changed into 4,098,300 shares of Common Stock, par value $.004; and each four authorized and issued outstanding shares of Common Stock, par value $.001 per share, shall be combined into one share of Common Stock, $.004 par value per share; and that the Corporation thereafter have 15,901,700 authorized and unissued shares Of Common Stock, par value $.004 per share.  No fractional shares of Common Stock or scrip certificates therefor shall be issued to the holders of the presently outstanding Common Stock, $.001 par value per share, by reason of the foregoing, but arrangements shall be made with the Transfer Agent for such shares, as agent for the holders of then unsurrendered certificates for any such shares who are entitled to fractional share interests, to sell shares of Common Stock, $.004 par value per shares, equivalent to the total of such fractional share interests.  Thereafter, and until the expiration of six years after the effectiveness of this amendment, the Transfer Agent will pay to such holders, on surrender of their certificate or certificates for Common Stock, par value $.001 per share, their pro rata share, without interest, of the net proceeds of such sale, after deduction of brokerage commissions and other expenses.  The Corporation shall have the right to direct any balance of such proceeds remaining after such six year period to be transferred to it after which such holders shall look only to the Corporation for such payment.  The Board of Directors of the Corporation is empowered to adopt further rules and regulations concerning the liquidation of fractional interests and the surrender and exchange of certificates.

SECOND:     That thereafter, pursuant to resolutions of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held on September 17, 1986, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting a majority of the outstanding stock entitled to vote thereon was voted in favor of the amendment.

THIRD:     When the amendment herein certified becomes effective the aggregate amount of capital represented by all issued shares immediately after the amendment will not be less than the aggregate amount of capital represented by all issued shares immediately before the amendment and, therefore, the capital of the Corporation will not be reduced under or by reason of the amendment.

FOURTH:     That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said CAS Medical Systems, Inc. has caused this certificate to be signed by Myron L. Cohen, its President, and attested by Stanley D. Josephson, its Secretary, this 17th day of September, 1986.

CAS MEDICAL SYSTEMS, INC.

By:	/s/ Myron L. Cohen
Myron L. Cohen, President

ATTEST:

CAS MEDICAL SYSTEMS, INC.

By:	/s/ Stanley D. Josephson
Stanley D. Josephson, Secretary

STATE OF CONNECTICUT)
  )  ss.           Branford                                           September 17, 1986
COUNTY OF NEW HAVEN)

Myron L. Cohen and Stanley D. Josephson, being first duly and severally sworn, each for himself, deposes and says:  that they are respectively President and Secretary of CAS Medical Systems, Inc. and that the matters set forth in the foregoing certificates are, in all respects, true and correct of their own knowledge.

/s/ Myron L. Cohen
Myron L. Cohen

/s/ Stanley D. Josephson
Stanley D. Josephson

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

CAS MEDICAL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:     That the Board of Directors of said corporation, at a meeting duly held on April 22, 1987 adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of CAS Medical Systems, Inc. be amended by changing Article 5 thereof by renumberingthe existing first paragraph as “5.1” and adding at the end thereof new paragraphs reading as follows:

5.2   (a)  The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters permitted to be indemnified from and against under said law and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(b)  To the fullest extent permitted by the General Corporation Law of the State of Delaware, a director of this Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director.

(c)  No amendment or repeal of these provisions shall deprive a director of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

SECOND:     That at a meeting of stockholders held on July 15, 1987 a majority of the outstanding stock entitled to vote thereon was voted in favor of the amendment.

THIRD:     That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have hereunto set our hands this 29th day of December, 1987.

/s/ Myron L. Cohen
Myron L. Cohen, President
ATTEST:
By: /s/ Stanley D. Josephson
Stanley D. Josephson, Secretary

STATE OF CONNECTICUT)
  )  ss.           Branford                                           December 29, 1987
COUNTY OF NEW HAVEN)

Myron L. Cohen and Stanley D. Josephson, being first duly and severally sworn, each for himself, depose and says that they are respectively President and Secretary of CAS Medical Systems, Inc. and that the matters set forth in the foregoing certificates are, in all respects true and correct of their own knowledge.

/s/ Myron L. Cohen
Myron L. Cohen

/s/ Stanley D. Josephson
Stanley D. Josephson

Subscribed and sworn to before me this 29th day of December, 1987.

/s/ Susan S. Maddern
Susan S. Maddern
Notary Public
My commission expires March 31, 1989

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

CAS MEDICAL SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:     That the Board of Directors of said corporation, at a meeting duly held on January 14, 1988 adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of this Company be amended by changing Article 4 thereof in its entirety so that, as amended, said Article shall be and read as follows:

“4.  The total number of shares of all classes of stock which the Company shall have authority to issue twenty million (20,000,000), of which one million (1,000,000) shares with a par value of one mill ($.001) are to be of a class designated “Preferred Stock” and nineteen million (19,000,000) shares with a par value of four mills ($.004) are to be if a class designated “Common Stock”.

The Board of Directors is authorized, subject to limitations prescribed by law, to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.”

SECOND:     That at a meeting of stockholders held on February 11, 1988 a majority of the outstanding stock entitled to vote thereon was voted in favor of the amendment.

THIRD:     That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have hereunto set our hands this 11th day of February, 1988.

/s/ Myron L. Cohen
Myron L. Cohen, President
ATTEST:
By: /s/ Charles Balas
Charles Balas, Assistant Secretary

STATE OF CONNECTICUT)
  )  ss.           Branford                                           February 11, 1988
COUNTY OF NEW HAVEN)

Myron L. Cohen and Charles Balas, being first duly and severally sworn, each for himself, depose and says that they are respectively President and Assistant Secretary of CAS Medical Systems, Inc. and that the matters set forth in the foregoing certificate are, in all respects true and correct of their own knowledge.

/s/ Myron L. Cohen
Myron L. Cohen

/s/ Charles Balas
Charles Balas

Subscribed and sworn to before me this 11th day of February, 1988.

/s/ Susan S. Maddern
Susan S. Maddern
Notary Public
My commission expires March 31, 1989

Certificate of Designation, Number, Powers,
Preferences and other Special Rights
and other Distinguishing Characteristics
of Series “A” Preferred Stock
of
CAS MEDICAL SYSTEMS, INC.

It is hereby certified that:

1.           The name of the corporation (hereinafter called the “corporation”) is CAS MEDICAL SYSTEMS, INC.

2.           The certificate of incorporation as amended of the corporation authorizes the issuance of 1,000,000 shares of Preferred Stock of a par value of one mill ($.001) each and expressly vests in the Board of Directors of the corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, powers, preferences and other special rights and other distinguishing characteristics of each series to be issued.

3.           The Board of Directors of the corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series “A” issue of Preferred Stock:

RESOLVED, “There is hereby established a series of Preferred Stock designated as “Series A Cumulative Convertible Preferred Stock” and consisting of 5,000 Preferred Shares.

1.   Dividend rights.  The Series A Cumulative Convertible Preferred Stock (“Series A Preferred Stock”) shall bear dividends at the rate of $10.00 per share per annum, and no more, and such dividends shall be cumulative from February 11, 1988.  Dividends accrued shall be payable quarter yearly on February 3, May 3, August 3 and November 3 in each year the shares are outstanding.

2.   Redemption.

2.1  The Corporation shall have the right to redeem its Series A Preferred Stock or any number of shares thereof, issued and outstanding, at any time by paying to the holders thereof the sum of $100 per share plus all dividends accrued to the redemption date.  The Corporation shall also have the right at any time to purchase all or any part of its Series A Preferred Stock issued and outstanding by paying to the respective holders thereof the sum of $100 for each share of such stock redeemed together with the amount of such accrued dividends as may have accumulated thereon at the time of redemption.

2.2  The Corporation may apply toward the purchase or redemption of preferred stock as herein provided any part of its surplus funds or an amount of its stated capital which shall not be greater than the stated capital represented by the shares purchased or redeemed, but under no circumstances shall the Corporation apply any other funds or any further part of its stated capital toward the purchase or redemption of such stock.  The purchase or redemption of any such stock shall not be made where the effect of any such purchase or redemption and application of stated capital thereto shall be to reduce the net assets of the Corporation below the stated capital remaining after giving effect to the cancellation of such shares, or if the Corporation is insolvent or would thereby be made insolvent.

2.3  The Board of Directors of the Corporation shall have full power and discretion to select from the outstanding Series A Preferred Stock of the Corporation particular shares for redemption or purchase, and its proceedings in this connection shall not be subject to attack except for actual and intentional fraud.  In all instances, the Board shall have complete authority to determine upon and take the necessary proceedings fully to effect the purchase or redemption of the shares selected for redemption, and the cancellation of the certificates representing such shares.  Upon the completion of such proceedings, the rights of holders of the shares of such preferred stock which have been redeemed and called in shall in all respects cease, except that such holders shall be entitled to receive the redemption price for their respective shares.

2.4  Whenever any shares of such preferred stock of the Corporation are purchased or redeemed as herein authorized, the Corporation may, by resolution of its Board of Directors, retire such shares, and thereupon this Corporation shall, in connection with the retirement of such shares, cause to be filed a certificate of reduction of stated capital.

2.5  The Corporation shall send notice of its redemption or purchase of the stock to the holders of such shares by personal delivery or by Certified Mail, return receipt requested.

2.6  Notwithstanding the Corporation’s right to redeem or purchase the Series A Preferred Stock as set forth above, holders of the shares of such preferred stock which has been redeemed or purchased shall have a period of 20 business days following personal delivery or mailing of said notice during which the conversion rights set forth in paragraph 3 hereof may continue to be exercised.  After the expiration of said 20 days the conversion rights shall cease.

3.   Conversion

3.1  At any time prior to redemption or purchase by the Corporation of the Series A Preferred Stock, the holder of any of said shares may convert said shares into Common Stock of the Corporation at any time before the close of business on February 10, 1991.  The initial conversion price is $2.00 per share, subject to adjustment in certain events, as set forth below under subparagraph 3.5, 3.6 and 3.7.  To determine the number of common shares issuable upon conversion of each share of Preferred, divide the sum of $100 by the conversion price in effect on the conversion date.  On conversion no payment or adjustment for accrued interest will be made.  The Corporation will deliver its check for any fractional share.

3.2  The holder of said shares may convert them by delivering said shares to the Corporation for surrender.  The holder will be responsible for any transfer or similar tax if required.

3.3  In the event the Corporation shall elect to redeem or purchase the shares pursuant to paragraph 2 hereof then in such event an alternate conversion price shall be computed as follows:  the average of the last reported sales price of the Common Stock on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) National Market System, for the ten (10) consecutive business days commencing with the day notice of redemption or purchase is given hereunder shall be determined.  If on any of said days there have been no sales reported, the mean between the average bid and the ask of that day shall serve as the “sales price” for that day.  All prices so determined shall be added together and divided by 10.  In the event the average price so determined shall be $2.00 or more then the conversion price shall be $2.00.  In the event the average price for a share of common stock as determined above shall be less than $2.00 then in such case the final conversion price shall be computed by multiplying the average share price as determined hereunder by twelve (12%) percent and subtracting the product so obtained from the average share price.  The final conversion price will be rounded to the nearest cent.

3.4  The Corporation shall notify the holder of the preferred shares of the conversion price so computed.  The holder of the shares may convert the shares into Common Stock of the Corporation at any time before the close of business on the 20th business day after notice of redemption or purchase.  To determine the number of common shares issuable upon conversion of preferred shares, divide the sum of $100 by the alternate conversion price.  On conversion no payment or adjustment for accrued interest will be made.  The Corporation will deliver its check for any fractional shares.

3.5  In the event the Corporation shall, by stock dividend, split-up, combination or reclassification of shares, change as a whole the outstanding shares of common stock into a different number of shares the number of shares to which the holder shall be entitled upon conversion shall be increased or decreased, as the case may be, in proportion to such change or changes.  In the event of a consolidation or merger of the Corporation with another corporation in which the Corporation is not the survivor or in the event of a sale of all or substantially all of the assets of the Corporation in exchange for stock or other securities of another corporation, the holder shall be entitled to receive upon conversion, in lieu of each share of common stock of the Corporation, such stock or other securities as shall be allocable to each share of common stock of the Corporation.   The terms and conditions of any such right shall be fixed by the independent auditors then retained by the Corporation whose determination shall be binding on both the Corporation and the holder.

3.6  In the event the Corporation shall distribute securities of any subsidiary or affiliate or of any other concern to its shareholders as a whole or by way of dividend, spin-off or otherwise, the holder shall be entitled to participate in such distribution upon conversation as if the holder had effectuated such conversion immediately prior to the determination of those shareholders entitled to participate in such distribution.

3.7  In the event the Corporation shall grant any rights or options to its stockholders as a whole to subscribe for, purchase or otherwise acquire shares of common stock or other securities, the holder shall be granted identical rights or options without the necessity of conversion as if the holder had effectuated such conversion immediately prior to the determination of those shareholders entitled to receive such grant.

4.  Rights on Liquidation.  The amount which the holders of the Series A Preferred Stock shall be entitled to receive in the event of the liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, resulting in any distribution of its assets to its shareholders, shall be $100 per share, plus dividends accrued to the date of such liquidation, dissolution, or winding up, and no more.

5.  Voting Rights.  At all times each holder of Series A Preferred Stock of the Corporation shall be entitled to 10 votes for each share of such stock standing in his name on the books of the Corporation.”

FURTHER RESOLVED, that the statements contained in the foregoing resolutions creating and designating the said Series A issue of Preferred Stock and fixing the number, powers, preferences and other special rights and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate of incorporation of the corporation pursuant to the provisions of Sections 104 and 151 of the Delaware General Corporation Law.

Signed and attested to on February 11, 1988.

/s/ Myron L. Cohen
Myron L. Cohen

Attest:

/s/ Charles Balas
Assistant Secretary

STATE OF CONNECTICUT)
  )  ss.  Branford
COUNTY OF NEW HAVEN)

BE IT REMEMBERED that, on February 11, 1988, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came Myron L. Cohen, President of CAS MEDICAL SYSTEMS, INC., who duly signed the foregoing instrument before me and acknowledged that such signing is his act and deed, that such instrument as executed is the act and deed of said corporation, and that the facts stated therein are true.

GIVEN under my hand on February 11, 1988.

/s/ Susan S. Maddern
Susan S. Maddern
Notary Public
My commission expires March 31, 1989

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CAS MEDICAL SYSTEMS, INC.

* * * * * *
(a Delaware corporation incorporated on December 5, 1984)

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CAS Medical Systems, Inc. (hereinafter called the “Company” or the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable.  At a meeting of the stockholders of the Corporation the proposed amendment was duly approved in accordance with Section 242 of the General Corporation Law of the State of Delaware.  The resolution setting forth the amendment is as follows:

RESOLVED:  That the first paragraph of Article 4 of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following paragraph be and hereby is inserted in lieu thereof:

“4.  The total number of shares of all classes of stock which the Company shall have authority to issue shall be forty-one million (41,000,000), of which one million (1,000,000) shares with a par value of $0.001 per share are to be of a class designated ‘Preferred Stock’ and forty million (40,000,000) shares with a par value of $0.004 per share are to be of a class designated ‘Common Stock’”.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 14th day of June, 2006.

/s/ Louis P. Scheps
Name: Louis P. Scheps
Title: President and Chief Executive Officer